                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting  Material  Pursuant to 240.14a-11(c) or 240.14a-12


                         NORD RESOURCES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
    (5) Total fee paid:
        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
    (3) Filing Party:
        ------------------------------------------------------------------------
    (4) Date Filed:
        ------------------------------------------------------------------------

[LOGO]                                                NORD RESOURCES CORPORATION
                                                   8150 Washington Village Drive
                                                              Dayton, Ohio 45458

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
JUNE 18, 1997

To the Stockholders of
NORD RESOURCES CORPORATION:

       The 1997 Annual Meeting of stockholders of Nord Resources Corporation (the "Corporation") will be held at the New York Palace, 455 Madison Avenue, New York, New York, on June 18, 1997 at 10:00 a.m. for the purpose of considering and voting upon the:

       1.  Election of seven directors for a one year term and

       2. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

       The close of business on April 21, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

       YOUR PROXY IS IMPORTANT TO ENSURE A QUORUM AT THE MEETING. THUS, WHETHER OR NOT YOU EXPECT TO BE PRESENT, YOU ARE REQUESTED TO DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE WHICH HAS BEEN PROVIDED FOR THAT PURPOSE. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS EXERCISED AND THE GIVING OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                               By Order of the
                                               Board of Directors,

                                               Karl A. Frydryk

                                               Secretary

Dayton, Ohio
April 25, 1997

                           NORD RESOURCES CORPORATION
               8150 Washington Village Drive, Dayton, Ohio 45458

PROXY STATEMENT
For the Annual Meeting of Stockholders

                              GENERAL INFORMATION

       This Proxy Statement is furnished to the stockholders of Nord Resources Corporation (the "Corporation") in connection with the solicitation by its Board of Directors (the "Board") of proxies in the accompanying form to be used at the Annual Meeting of stockholders (the "Meeting") to be held on June 18, 1997 and any adjournments thereof. The Corporation has one class of shares outstanding, namely common shares, of which there were 21,838,408 outstanding as of the close of business on April 21, 1997, which date has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. Each share is entitled to one vote and cumulative voting is not permitted. Shares cannot be voted at the Meeting unless the stockholder is present in person or represented by proxy. A list of stockholders of record entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the Meeting, for a period of 10 days prior to the Meeting, during normal business hours at the offices of Spitzer & Feldman P.C., 405 Park Avenue, New York, New York and at the offices of the Corporation, 8150 Washington Village Drive, Dayton, Ohio. The list will also be available at the Meeting.

       All shares represented by properly executed proxies received by the Board pursuant to this solicitation will be voted in accordance with the stockholder's directions specified on the enclosed proxy. If no directions have been specified by marking the appropriate squares on the accompanying proxy card, the shares will be voted in accordance with the Board's recommendations. A stockholder signing and returning a proxy has the power to revoke it at any time prior to its exercise by delivering to the Corporation a later dated proxy or by giving notice to the Corporation in writing or in open meeting, but without affecting any vote previously taken.

       The holders of a majority of the Corporation's outstanding shares, present in person or represented by proxy and entitled to vote, constitute a quorum for the transaction of all business at the Meeting. Abstentions and broker non-votes are included in determining if a quorum is present at the Meeting. An affirmative vote of a majority of the shares present and voting at the Meeting is required for the election of directors and for the transaction of any other business.

       This Proxy Statement and the accompanying proxy card were first mailed to stockholders on or about April 29, 1997.

                             PRINCIPAL STOCKHOLDERS

       The following table sets forth the only persons known by the Board to be beneficial owners of more than 5% of the outstanding shares of Common Stock of the Corporation:

                                                           SHARES BENEFICIALLY
                                                               OWNED AS OF
                                                              APRIL 21, 1997
                       NAME AND ADDRESS OF               ------------------------
                        BENEFICIAL OWNER                    NUMBER     % OF CLASS
          ---------------------------------------------  ------------  ----------
          MIL (Investments) S.A.
          Boulevard Royal 25B
          L-2449
          Luxembourg, Luxembourg                          6,000,000(1)    27.5%

(1) MIL (Investments) S.A. ("MIL") acquired 3,160,000 shares from the Corporation pursuant to a Stock Purchase and Sale Agreement dated April 15, 1996, 840,000 shares in a Loan Conversion on June 4, 1996 and 2,000,000 shares in a Stock Purchase and Sale Agreement dated October 2, 1996. The transactions were private placements in reliance upon the transaction "safe harbor" afforded by Regulation S, as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

                         ITEM 1 - ELECTION OF DIRECTORS

       Seven directors are to be elected to hold office until the next annual meeting and until their successors are elected and qualified. The Board has nominated for election as directors the seven persons named below, all of whom presently serve as members of the Board. The shares represented by proxy, unless the giver of the proxy dictates otherwise, will be voted at the Meeting in favor of the election of the nominees named below.

       Each of the nominees named below is, at present, available for election. If any nominee should for any reason become unavailable for election, proxies in the accompanying form will be voted for a substitute nominee designated by the Board. There are no family relationships among any nominees or directors or among them and any officer of the Corporation or any of its subsidiaries.

       In connection with various agreements with MIL, the size of the Board is required to be seven (7) members. MIL has the right to designate three (3) nominees to the Board (the "MIL Nominees") and the Board (excluding the MIL Nominees) has the right to designate the remaining four (4) nominees. MIL is obligated to vote its shares for the four Board nominees through and including voting at the annual meeting to be held in 1999. The Corporation has agreed to nominate and use its best efforts to obtain the election of the MIL Nominees at each annual or special meeting of stockholders called for the purpose of filling positions on the Board through and including the annual meeting to be held in 1999. Such actions shall include, without limitation, soliciting persons for the election of directors (including the MIL Nominees) and recommending the MIL Nominees for election to the Board in the same manner as all other nominees of the Board for election as directors. If any MIL Nominee shall resign, be removed or be unable to serve for any reason prior to the expiration of such MIL Nominee's term as a director, MIL is required to notify the Board of a replacement MIL Nominee and the Board is required to take all action necessary to cause such replacement MIL Nominee to be elected or appointed to fill the unexpired term of the withdrawing MIL Nominee. In addition, the size of the Board cannot be increased or decreased without the approval of at least two (2) of the MIL Nominees.

       Set forth below is certain information for each nominee for election as a director and each executive officer named in the Summary Compensation Table and employed by the Corporation on April 25, 1997.

                                                                            SHARES BENEFICIALLY
                                                                                OWNED AS OF
                                                                             APRIL 21, 1997(1)
                                                            DIRECTOR    ---------------------------
NOMINEES FOR ELECTION OF DIRECTORS                 AGE        SINCE       NUMBER      % OF CLASS
----------------------------------------------  ---------  -----------  ----------  ---------------
  Max Boulle(9)                                    44         1996          7,500(3)            (2)
  W. Pierce Carson                                 54         1994         41,040(4)            (2)
  Edgar F. Cruft                                   64         1971        307,296(5)         1.4%
  Marc Franklin(9)                                 40         1996          7,500(3)            (2)
  Terence H. Lang                                  60         1978        179,633(6)            (2)
  Leonard Lichter                                  69         1974         25,750(7)            (2)
  Alan B. McKerron(9)                              60         1996          --


OTHER NAMED EXECUTIVE OFFICER
----------------------------------------------
  Karl A. Frydryk                                  42                     127,774(8)            (2)
  All nominees for election of directors and
    other named executive officeras a group (8
    persons)                                                              696,493(10)         3.1%

 (1) Ownership includes sole voting and investment power except as otherwise noted. When applicable, the number of shares beneficially owned includes the number of unissued shares which the listed person (or group) has a right to acquire within 60 days after April 21, 1997. In determining the number of shares outstanding for computing the percent of class owned by a listed person (or group), the number of shares outstanding of the Corporation has been increased by the number of unissued shares which the listed person (or group) has a right to acquire from the Corporation within 60 days after April 21, 1997.

 (2) Represents less than 1% of the shares outstanding.

 (3) Consists of options to purchase shares.

 (4) Includes options to purchase 15,000 shares.

 (5) Includes options to purchase 196,525 shares. Dr. Cruft's wife and children own an additional 15,697 shares as to which Dr. Cruft disclaims beneficial ownership.

 (6) Includes options to purchase 162,775 shares. Mr. Lang's wife owns an additional 21,348 shares as to which Mr. Lang disclaims beneficial ownership.

 (7) Includes options to purchase 24,750 shares.

 (8) Includes options to purchase 125,591 shares.

 (9) Director is a MIL Nominee. MIL is indirectly 100% owned by Jean-Raymond Boulle. Max Boulle is the brother of Jean-Raymond Boulle. There is no family relationship between Marc Franklin or Alan McKerron and Jean-Raymond Boulle. MIL, as of April 21, 1997, beneficially owned 6,000,000 shares of Common Stock of the Corporation, which amount represents 27.5% of the issued and outstanding shares of Common Stock.

(10) Includes options to purchase 539,641 shares held by directors and named executive officer as a group.

NOMINEES FOR ELECTION OF DIRECTORS

       Mr. Boulle is an independent investment consultant to MIL. Previously he was employed by BNP Capital Markets, London, England, as a senior institutional sales person in European equities. Prior thereto, he worked for several international trading companies with responsibilities ranging from trading commodities to negotiating and closing trading contracts between American and Russian companies. Mr. Boulle graduated from Oxford Brooks University, Oxford, England in 1975. He is a director of Inco Ltd. and a MIL Nominee.

       Dr. Carson, who holds a Ph.D. in Economic and Structural Geology, has served as president and a director of Nord Pacific Limited, a company which is 35% owned by the Corporation, since its inception in 1990. Prior thereto, he served as senior vice president of Pacific operations for the Corporation, beginning in 1980.

       Dr. Cruft, who holds a Ph.D. in Geochemistry, is a founder of the Corporation and has served as its chairman and chief executive officer since its inception. He was president of the Corporation from inception to 1985 and was renamed president in 1988. From 1963 through 1973, he served on the faculty of the University of New Mexico, becoming an Associate Professor of Geochemistry in 1967. From 1963 to 1967, Dr. Cruft also was a mining and geochemical consultant to various mining companies. From 1956 to 1959, he was employed as a field and mining geologist by the Ventures Ltd.-Falconbridge Nickel Mines Ltd. group of companies in Canada and from 1954 to 1956 was a field and mining geologist in South Africa and Malawi with major South African mining companies. Dr. Cruft is also chairman and chief executive officer of Nord Pacific Limited.

       Mr. Franklin has been employed since 1975 by J&S Franklin Holdings and Management Services Ltd., London, England, a manufacturer of military and civil equipment, and has served as a director and has been a shareholder of such corporation since 1977. Mr. Franklin is a MIL Nominee.

       Mr. Lang has served as senior vice president-finance and treasurer since joining the Corporation in 1978. Prior thereto, he had 15 years of experience in financial planning and management in the business equipment industry, holding several financial management positions with NCR Corporation. Mr. Lang is also treasurer and a director of Nord Pacific Limited.

       Mr. Lichter, an attorney and a CPA, is a principal in the law firm of Spitzer & Feldman P.C., New York, New York, which is counsel to the Corporation. He is also a director of Nord Pacific Limited.

       Mr. McKerron was formerly the Chairman of the New Business Division of the Anglo American Corporation ("Anglo") and was an Executive Director of Anglo from 1991 until his retirement in 1996. He was employed with Anglo in various positions since 1958. Mr. McKerron is a MIL Nominee.

OTHER NAMED EXECUTIVE OFFICER

       Mr. Frydryk, CPA, has served as vice president-controller since joining the Corporation in 1984 and as secretary of the Corporation since 1987. Prior thereto, he had 8 years experience in auditing and financial advisory services while working for Touche Ross & Co. (now Deloitte & Touche LLP), an international accounting firm.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

       The Board held five meetings during 1996 and each current director attended at least 75% of the meetings of the Board and the Committees on which he served, except for Messrs. Boulle and Franklin who were absent for one non-regular Board meeting.

       The Corporation has an Audit Committee and a Compensation Committee but does not have a Standing Nominating Committee.

       The member of the Audit Committee in 1996 was Mr. Lichter. The Audit Committee meets independently with representatives of the Corporation's independent auditors and senior management. The Audit Committee reviews the general scope of the Corporation's annual audit, the fee charged by the independent auditors and other matters relating to internal control systems. In addition, the Audit Committee is responsible for recommending the engagement or discharge of the Corporation's independent auditors. The Committee held one meeting in 1996.

       The members of the Compensation Committee in 1996 were Dr. Carson and Mr. Lichter. The Compensation Committee is responsible for approving and reporting to the Board on the annual compensation for all officers. The Compensation Committee also is responsible for granting stock options and other funding and awards to be made under the Corporation's existing compensation plans. The Committee held two meetings in 1996.

       Members of the Board who are not employed by the Corporation, except Mr. Lichter, receive an annual retainer of $10,000, plus $1,000 for attending each meeting of the Board and $800 for attending each meeting of a Committee of the Board. Mr. Lichter, counsel to the Corporation, charges his time and expenses to the Corporation through Spitzer & Feldman P.C.

       The Corporation has a deferred compensation program for directors, other than directors who are employees of the Corporation, its subsidiaries or affiliates or are affiliated with entities which provide services to the Corporation. Under this program, a qualifying director who has served as a director for 10 years will receive a lifetime payment, beginning at the later of age 65 or his/her termination as a director, in an amount equal to the annual retainer paid to the director during his/her last year of service as a director. A qualifying director may elect to receive a reduced payment beginning at age 62, provided he/she is not a director at that time. Messrs. Boulle, Franklin and McKerron are eligible for this program.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's directors, executive officers and beneficial holders of more than 10% of the Corporation's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the common stock of the Corporation. Based on the Corporation's review of copies of such forms it received from directors, executive officers and beneficial holders of more than 10% of the Corporation's common stock or on written representations from certain of such persons, the Corporation believes that, during the year ended December 31, 1996, all filing requirements under Section 16(a) of the Exchange Act were made by such persons on a timely basis except for Mr. McKerron, who did not file a Form 3 (an initial statement of beneficial ownership) on a timely basis.

       The Corporation paid $781,000 for legal services to the firm of Spitzer & Feldman, P.C. in which Leonard Lichter, a director, is a principal, during Spitzer & Feldman's 1996 fiscal year.

                       COMPENSATION OF EXECUTIVE OFFICERS

       The following table discloses compensation received by the Corporation's Chief Executive Officer and the four other most highly paid executive officers at December 31, 1996 (collectively, "Named Executive Officers") for the fiscal years ended December 31, 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                         COMPENSATION
                                                                            AWARDS
                                                         ANNUAL         ---------------
                                                    COMPENSATION(5)       SECURITIES
                                                  --------------------    UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR      SALARY      BONUS      OPTIONS(2)     COMPENSATION(3)
-------------------------------------  ---------  ---------  ---------  ---------------  ---------------
Edgar F. Cruft(1)                           1996  $ 576,874                  33,750(4)      $  25,379
  Chairman, President & CEO                 1995  $ 576,214                  17,775(4)      $  25,745
                                            1994  $ 547,932                                 $   5,431

Terence H. Lang                             1996  $ 261,555                                 $   5,709
  Sr. Vice President-Finance
    Treasurer                               1995  $ 261,555                  17,775(4)      $   4,952
                                            1994  $ 249,100                                 $   4,952

William W. Wilcox(6)                        1996  $ 168,000                  10,000         $   5,960
  Vice President-Sales & Marketing          1995  $ 168,000                   7,000         $   5,713
                                            1994  $ 159,862                   7,000         $   4,586

Karl A. Frydryk                             1996  $ 148,837                  17,000         $   5,071
  Vice President-Controller &
    Secretary                               1995  $ 147,000  $   5,000       30,000         $   5,028
                                            1994  $ 140,000  $   8,000       25,000         $   4,920

James T. Booth(6)                           1996  $ 125,000                  10,000         $   5,370
  President-Nord Kaolin Company             1995  $ 125,000                  10,000         $   5,096
                                            1994  $ 110,000                   7,000         $   4,539

(1) Includes salary earned for 1996 ($166,810), 1995 ($158,840) and 1994
    ($150,432) as chairman and CEO of Nord Pacific Limited, a 35%-owned affiliate of the Corporation.

(2) Number of shares subject to options granted under stock option plans for the periods presented.

(3) Included in "All Other Compensation" for 1996 are (1) matching contributions under a 401(k) Retirement and Savings Plan for Dr. Cruft - $24,921, (including $20,820 matched by Nord Pacific Limited under its plan), Mr. Lang
    - $4,750, Mr. Wilcox -$4,750, Mr. Frydryk - $4,383 and Mr. Booth - $3,750,
    and (2) the dollar value of life insurance premiums paid by the Corporation with respect to term life insurance benefits for Dr. Cruft - $458, Mr. Lang
    - $959, Mr. Wilcox - $1,210, Mr. Frydryk - $688 and Mr. Booth - $1,620.

(4) Replaced expired option for identical number of shares and exercise price.

(5) Non-cash benefits for each of the Named Executive Officers were less than 10% of their aggregate compensation.

(6) On April 23, 1997, the Corporation sold the operating assets of its 80% owned subsidiary, Nord Kaolin Company. As of that date, Messrs. Booth and Wilcox ceased being employed by the Corporation.

       The Corporation has established a loan program to fund the exercise of stock options or for any other purpose associated with a benefit to the Corporation, for Messrs. Cruft and Lang, who are executive officers. Such loans are limited to $150,000 for each executive, are callable on 90 day notice by the Board and bear interest, payable quarterly, at 1/2% over the yield on funds invested by the Corporation (average interest rate of 6.07% in 1996). The largest amount of indebtedness outstanding during 1995 and the amount currently outstanding from Messrs. Cruft and Lang was $150,000 each. The loans related to the executives' exercise of options to acquire shares of the Corporation's Common Stock.

                             OPTION GRANTS IN 1996

       The following table presents information concerning options granted in 1996 to Named Executive Officers under the Corporation's employee option plans.

                                      INDIVIDUAL GRANTS
                     ----------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                      NUMBER OF    % OF TOTAL                               ASSUMED ANNUAL RATES OF STOCK
                     SECURITIES      OPTIONS                                PRICE APPRECIATION FOR OPTION
                     UNDERLYING    GRANTED TO                                          TERM(6)
                       OPTIONS    EMPLOYEES IN    EXERCISE    EXPIRATION   -------------------------------
NAME                   GRANTED       1996(4)      PRICE(5)       DATE         5%         10%        0%
-------------------  -----------  -------------  -----------  -----------  ---------  ---------  ---------
Edgar F. Cruft         33,750(2)         18.8%    $    4.88     10/25/98   $  44,771  $  65,180  $25,313(7)
William W. Wilcox      10,000(3)          5.6%    $    2.25     02/21/06   $  14,150  $  35,859     N/A
Karl A. Frydryk        17,000(3)          9.5%    $    2.25     02/21/06   $  24,055  $  60,961     N/A
James T. Booth         10,000(3)          5.6%    $    2.25     02/21/06   $  14,150  $  35,859     N/A

(1) All options are exercisable at April 21, 1997 unless otherwise noted.

(2) Replaced expired option for identical number of shares and exercise price.

(3) Option became exercisable on February 21, 1997.

(4) The Corporation granted employees options to purchase 179,730 shares in 1996.

(5) Exercise price is equal to market price at date of grant, other than the replacement grant noted in 2 above.

(6) Dollar amounts under these columns are the result of calculations based on assumed annualized rates of stock appreciation as prescribed by the Securities and Exchange Commission. The assumed rates are not intended by the Corporation to forecast possible future appreciation, if any, of its stock price, which will be determined by future events and unknown factors.

(7) Calculated at the difference between market price at date of grant ($5.63) and exercise price.

         AGGREGATED OPTION EXERCISES IN 1996 AND YEAR-END OPTION VALUES

       The following table presents information concerning options exercised during 1996 by the Named Executive Officers and the value of their respective unexercised options at December31, 1996.

                                                          NUMBER OF
                                                         SECURITIES           VALUE(1) OF
                                                         UNDERLYING         UNEXERCISED IN-
                                                     UNEXERCISED OPTIONS   THE-MONEY OPTIONS
                            SHARES                   AT DECEMBER31, 1996  AT DECEMBER31, 1996
                          ACQUIRED ON      VALUE        EXERCISABLE/         EXERCISABLE/
NAME                       EXERCISE      REALIZED       UNEXERCISABLE        UNEXERCISABLE
-----------------------  -------------  -----------  -------------------  -------------------
Edgar F. Cruft                  None           N/A         196,525             $       0
                                                             --                      N/A

Terence H. Lang                 None           N/A         162,775             $       0
                                                             --                      N/A

William W. Wilcox               None           N/A           77,310            $       0
                                                             10,000              $21,500

Karl A. Frydryk                 None           N/A          108,591            $  15,938
                                                             24,500              $52,063

James T. Booth                  None           N/A           58,950            $       0
                                                             10,000              $21,250

(1) Based on closing sale price of $4 for the Corporation's Common Stock on December31, 1996 on the New York Stock Exchange Composite Tape.

                        DEFINED BENEFIT RETIREMENT PLANS

       The following table illustrates the estimated annual benefit payable upon retirement to Messrs. Cruft and Lang at specified levels of compensation and years of service to the Corporation.

                      YEARS OF SERVICE
               -------------------------------
COMPENSATION      15         20         30
-------------  ---------  ---------  ---------
   $250,000    $ 134,375  $ 137,500  $ 137,500
   $300,000    $ 161,250  $ 165,000  $ 165,000
   $350,000    $ 188,125  $ 192,500  $ 192,500
   $400,000    $ 215,000  $ 220,000  $ 220,000
   $450,000    $ 241,875  $ 247,500  $ 247,500
   $500,000    $ 268,750  $ 275,000  $ 275,000

       The non-qualified retirement agreement with both of these executives provides for annual payments equal to 50%, plus 1/4% for each year of service with the Corporation to a maximum credit of 20 years, of their average annual compensation for the three consecutive years in their last ten years of employment with the Corporation during which they received their highest compensation. The compensation covered by the plan is based on the executive's annual salary paid by the Corporation as disclosed in the Summary Compensation Table. Annual payments begin at age 62, or termination of employment, whichever is later, and continue for the longer of 10 years or for the lives of the executive and his spouse. The executive may retire anytime after age 55 and receive reduced annual payments. At December 31, 1996, Dr. Cruft had over twenty years of service and Mr. Lang had eighteen years of service. Under an amendment to the above retirement agreements, Dr. Cruft and Mr. Lang are able to receive certain lump sum distributions from the Corporation for the above annual payments. Either executive may request a lump sum distribution of up to 88% of the present value of the annual payments (calculated using specified actuarial assumptions as to life expectance and discount rates), limited to the amount available in the non-qualified trust accounts established for each executive. To the extent that either executive receives a lump sum distribution, the remaining obligation for annual payments shall be reduced by a percentage equal to the portion of the present value of the annual payments which have been paid out plus the 12% differential, divided by the present value of the annual payments as of the date of the lump sum distribution. Neither executive has requested a lump sum distribution as of April 25, 1997. At December 31, 1996, the present value of the annual payments for Dr. Cruft was $3,280,000 and for Mr. Lang was $1,830,000 and the amount available in the trust accounts was $2,175,000 for Dr. Cruft and $490,000 for Mr. Lang. Prior to July 31, 1997, the Corporation is required to fund an additional $650,000 into Dr. Cruft's non-qualified trust account. The Corporation has also provided for the payment of a death benefit of $150,000 to a beneficiary of each of Dr. Cruft and Mr. Lang.

       The following table illustrates the estimated annual benefit payable upon retirement to certain management personnel of the Corporation at specified levels of compensation and years of service to the Corporation.

                                 YEARS OF SERVICE
               -----------------------------------------------------
COMPENSATION      10         15         20         25         30
-------------  ---------  ---------  ---------  ---------  ---------
   $100,000    $  15,000  $  22,500  $  30,000  $  37,500  $  45,000
   $125,000    $  18,750  $  28,125  $  37,500  $  46,875  $  56,250
   $150,000    $  22,500  $  33,750  $  45,000  $  56,250  $  67,500
   $175,000    $  26,250  $  39,375  $  52,500  $  65,625  $  78,750
   $200,000    $  30,000  $  45,000  $  60,000  $  75,000  $  90,000

       The non-qualified retirement agreements with certain management personnel designated by the Board, including Messrs. Booth, Frydryk and Wilcox, provide annual payments to participants for a period of 15 years beginning at age 62, or on termination of employment, whichever is later (or anytime after age 55 in the event the provisions of the agreement with respect to early retirement are satisfied). The payments are equal to 1.5% for each year of service to a maximum of 30 years times the participant's average annual compensation over his final three years of employment. The compensation covered by the plan is based on the executive's annual salary disclosed in the Summary Compensation Table. The portion of the percentage earned through years of service vests at the rate of 20% per year, beginning at six years of service, and becomes fully vested in the event of a change in control of the Corporation as defined in the agreements. In addition to the above amount, Mr. Frydryk will receive an additional 5% of his salary at retirement payable over the same 15 year period. At December 31, 1996, Messrs. Booth, Frydryk and Wilcox had eighteen, twelve and nineteen years of service, respectively. If a participant dies prior to reaching retirement, the agreements provide for payment of a death benefit to the participant's beneficiary in an amount equal to three times the compensation earned by the participant during the year prior to his death, in lieu of the above payments after retirement.

                         CHANGE IN CONTROL ARRANGEMENTS

       The Corporation has entered into agreements with certain Named Executive Officers which provide for the payment of benefits in the event of termination of their employment after a change in control of the Corporation, as defined in the agreements. These agreements are intended to ensure the establishment and maintenance of a sound and vital management essential to protecting and enhancing the best interests of the Corporation and its stockholders. Under agreements with Messrs. Cruft and Lang, if their employment is terminated by either them or the Corporation (other than for cause, as defined in the agreement, or death) at any time within two years of a change in control, the Corporation shall pay them a lump sum amount equal to 300% of the greater of (1) their base salary at date of termination or (2) their average annual compensation for the five calendar years preceding the calendar year in which the change in control occurred, plus an amount equal to the aggregate spread on all unexercised options granted to them under the Corporation's stock option plans. Under agreements with Messrs. Booth, Frydryk and Wilcox, if their employment is terminated by the Corporation (other than for cause, disability, retirement or death) or by the employee for good reason (i.e. change of duties, reduction in compensation, failure to maintain benefits and other causes as set forth in the agreement) at any time within two years of a change in control, the Corporation shall pay them a lump sum amount equal to 200% of the greater of (1) their base salary at date of termination or (2) their average annual compensation for the five calendar years preceding the calendar year in which the change in control occurred, plus an amount equal to the aggregate spread on all unexercised options granted to them under the Corporation's stock option plans. Mr. Booth would also be eligible to receive benefits under the agreement if a change in control of Nord Kaolin Company were to occur. The agreements are valid until the later of December 31, 1997 or two years after the occurrence of a change in control prior to December 31, 1997, subject to extension by mutual consent.

       To preserve the benefits available under the Corporation's severance agreements with Messrs. Cruft and Lang, the Corporation has established a benefit trust (the "Trust"). Upon the occurrence of any potential change in control, as defined in the Trust, the Corporation will be obligated to contribute an amount of cash and other property to the Trust which is intended to be sufficient to pay, in accordance with the terms of the agreements, the benefits authorized under such agreements. If the funds in the Trust are insufficient for any reason to pay such amounts, the Corporation will remain obligated to pay any such deficiency.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

PHILOSOPHY

       The Corporation applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that the achievements of the Corporation result from the coordinated efforts of all individuals working toward common objectives. The Corporation strives to achieve those objectives through teamwork that is focused on meeting the periodic goals established by the Corporation, the expectations of customers and stockholders. The compensation program goals are to enable the Corporation to attract, retain and reward key personnel who contribute to the long-term success of the Corporation and to align compensation with business objectives and performance. The Corporation's compensation program for executive officers is based on the same principles applicable to compensation decisions for all employees of the Corporation.

COMPETITIVE COMPENSATION

       The Corporation is committed to providing a compensation program that helps attract and retain key personnel of outstanding ability. The Corporation ensures that its compensation is competitive by comparing its compensation practices with those of other similar companies and reflects this review in its determination of compensation.

COMPENSATION OF CEO

       The Compensation Committee had not given Dr. Cruft a raise since May 1989. During 1994 and 1995, his annual salary was increased by 6% and 5%, respectively to compensate somewhat for inflation since 1989. During 1996, his salary from the Corporation decreased by 2% which equalled the salary increase he received as chairman of Nord Pacific Limited.

COMPENSATION AND PERFORMANCE

       Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as operating profit or loss and performance relative to competitors. Individual performance is evaluated by reviewing organizational and management development progress against set objectives and the degree to which teamwork and Corporation values are fostered.

       The Corporation applies its compensation philosophy worldwide. The Corporation strives to achieve a balance of the compensation paid to a particular individual and the compensation paid to other executives both inside the Corporation and at comparable companies. The Corporation believes that employees should understand the performance evaluation and compensation administration process. The process of assessing performance is as follows:

       1. At the beginning of the performance cycle, the evaluating manager sets objectives and key goals.

       2. The evaluating manager gives the employee ongoing feedback on performance.

       3. At the end of the performance cycle, the manager evaluates the accomplishments of objectives/ key goals.

       4. The manager compares the results with the results of peers within the Corporation.

       5. The evaluating manager communicates the comparative results to the employee.

       6.  The comparative result affects decisions on salary and stock options.

COMPENSATION VEHICLES

       The Corporation has a successful history of using a simple total compensation program that consists of cash, equity based compensation and retirement plans. Having a compensation program that allows the Corporation to successfully attract and retain key employees permits it to mine and produce its industrial minerals at competitive levels of production and costs, to provide useful products and services to customers, enhance stockholder value, motivate technological innovation, foster teamwork and adequately reward employees. The vehicles are:

       (a) Cash Based Compensation - The Corporation sets base salary for employees by reviewing the aggregate of base salary and annual bonus for competitive positions in the market, and by reviewing the employee's historical compensation and the effect of inflation on such compensation.

       (b) Stock Option Program - The purpose of this program is to provide additional incentives to employees to work to maximize stockholder value. The option program also utilizes vesting periods to encourage key employees to continue in the employ of the Corporation. The Corporation grants stock options annually to a broad-based population representing approximately 50% of the total employee pool.

       (c) Deferred Compensation for Senior Executives - The Corporation has entered into separate retirement agreements with its senior executives. The agreements provide benefits to the senior executives upon retirement based on several factors, including the number of years of service to the Corporation. The purpose of these retirement agreements is to provide incentive to the senior executives to continue to provide their services to the Corporation.

       (d) 401-K Plan - The Corporation provides a retirement and savings plan for its salaried U.S. employees pursuant to Section 401(k) of the Internal Revenue Code. Each employee may contribute up to 15% of his or her salary to this plan, to a maximum of $9,500 in 1996. Under the plan, the Corporation makes a matching contribution on behalf of each participating employee of 50% on the lower of the first 6% of each employee's salary or the percentage actually contributed by the employee. This plan enables the Corporation to attract and retain employees upon whom the Corporation relies in operating its business.

COMPENSATION COMMITTEE
Leonard Lichter, Chairman
W. Pierce Carson

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The members of the Compensation Committee are Dr. Carson and Mr. Lichter. Mr. Lichter, Chairman of the Compensation Committee, is a principal in the firm of Spitzer & Feldman P.C., which firm provides legal services to the Corporation. Dr. Carson served as officer of the Corporation from 1980 through March 1990, at which time he was named, and continues to serve as, president and a director of Nord Pacific Limited, a company which is 35% owned by the Corporation. Dr. Cruft is a director, chairman and member of the compensation committee of Nord Pacific Limited. Mr. Lang is a director, vice-president and treasurer of Nord Pacific Limited.

                       STOCKHOLDER RETURN ON COMMON STOCK

       The following graph compares the total annual return on the Corporation's Common Stock with the total annual return of the Dow Jones Equity Market Index and the Dow Jones Mining Index. The presentation assumes $100 was invested on December 31, 1991 in the Corporation's Common Stock and in each of the indices and any dividends were reinvested.

       A table of the graph is as follows:

                  DOW JONES      DOW JONES         NORD
  VALUE AS OF      MINING      EQUITY MARKET     RESOURCES
  DECEMBER 31       INDEX          INDEX        CORPORATION
---------------  -----------  ---------------  -------------
        1991      $  100.00      $  100.00       $  100.00

        1992      $   96.46      $  108.61       $  108.89

        1993      $  113.87      $  119.41       $   86.67

        1994      $  112.32      $  120.33       $  113.33

        1995      $  138.60      $  166.50       $   40.00

        1996      $  140.49      $  205.54       $   77.78

                              INDEPENDENT AUDITORS

       Deloitte & Touche LLP have acted as independent auditors for the Corporation since its inception and have been selected by the Audit Committee to serve in such capacity for the fiscal year ending December 31, 1997. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting and will have the opportunity to make a statement, if he so desires, and to respond to appropriate questions.

                                 OTHER MATTERS

       The Board is not aware of any matter not referred to in the enclosed form of proxy that will be presented for action at the meeting. If any such matter properly comes before the meeting, the proxies in the accompanying form will be voted with respect thereto in accordance with the judgment of the person or persons voting such proxies.

       The Corporation's transfer agent, American Stock Transfer & Trust Company, is to perform certain services in connection with the solicitation, including tabulation of proxies and personal or telephone inquiries to stockholders or brokers, banks or others acting as custodians. For these services, the transfer agent will receive a fee at its customary rate and reimbursement of certain out-of-pocket expenses. Brokers, banks and other persons acting as custodians may be reimbursed for certain expenses incurred by them in obtaining instructions from beneficial owners of the Corporation's Common Stock. In addition to use of the mails, directors and officers of the Corporation may, without compensation other than their regular compensation, solicit proxies from stockholders by telephone or in person. All costs of solicitation will be borne by the Corporation.

       THE CORPORATION WILL PROVIDE, WITHOUT CHARGE, TO EACH STOCKHOLDER WHOSE PROXY IS BEING SOLICITED HEREBY, A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR 1996 (INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO), AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND/OR THE CORPORATION'S 1996 ANNUAL REPORT, UPON WRITTEN REQUEST DIRECTED TO THE ATTENTION OF KARL A. FRYDRYK, SECRETARY, NORD RESOURCES CORPORATION, 8150 WASHINGTON VILLAGE DRIVE, DAYTON, OHIO 45458.

                             STOCKHOLDER PROPOSALS

       A proposal by a stockholder intended for inclusion in the Corporation's proxy statement for the 1998 annual meeting must be received by the Corporation at the address noted immediately above, to the attention of Karl A. Frydryk, Secretary, on or before December 26, 1997, in order to be eligible for such inclusion.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The Corporation's 1996 Annual Report to Stockholders ("Annual Report"), which is filed with the Securities and Exchange Commission and which is delivered concurrently with this Proxy Statement, is incorporated herein by reference. Stockholders are urged to review carefully the financial information contained in the Annual Report.

       PLEASE SIGN THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED WITHIN THE UNITED STATES.

Dayton, Ohio
April 25, 1997

                                     [LOGO]

                           NORD RESOURCES CORPORATION
                         8150 WASHINGTON VILLAGE DRIVE
                               DAYTON, OHIO 45458

                                  PROXY CARD


                          NORD RESOURCES CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JUNE 18, 1997

          The undersigned hereby appoints Edgar F. Cruft and Karl A. Frydryk, or either of them, attorneys and proxies with full power of substitution in each of them, in the name, place and stead of the undersigned to vote as proxy all the stock of the undersigned in Nord Resources Corporation.

                          (To be Signed on Reverse Side)


                    __________________________________________

/X/  Please mark your
votes as in this
example.

1. Election of Nominees       For       Against      Nominees:
                             /  /        /  /             Max Boulle
                                                          W. Pierce Carson
                                                          Edgar F. Cruft
                                                          Marc Franklin
For, except vote withheld from the following nominee(s):  Terence H. Lang
                                                          Leonard Lichter
___________________________________________               Alan McKerron


2. The transaction of such other business as may come before the meeting.


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 IF NO INSTRUCTION TO THE CONTRARY IS INDICATED OR IF NO INSTRUCTION IS GIVEN.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.


SIGNATURES_______________________________________________DATE______________


Note: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc., should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares held in the name of two or more persons all should sign.